Exhibit 99.18

February 25, 2013

Aetna Inc.
151 Farmington Avenue, RE2T
Hartford, CT 06156
Attention: Alfred P. Quirk, Jr.,
Vice President, Finance and Treasurer

JPMorgan Chase Bank, N.A.
383 Madison Avenue, 24th Floor
New York, New York 10179
Attention: Dawn Lee Lum

Acceptance of Maturity Date Extension Request

Reference is made to the Five-Year Credit Agreement dated as of March 27, 2012, as amended as of September 24, 2012 (the “Credit Agreement”), among Aetna Inc. (the “Company”), the lenders party thereto (the “Lenders”), the syndication and documentation agents party thereto and JPMorgan Chase Bank, N.A., as administrative agent. Capitalized terms used but not defined herein shall have the meanings set forth in the Credit Agreement.

The undersigned Lender has received the Borrower's Maturity Date Extension Request dated February 8, 2013, and, pursuant to Section 2.08(d) of the Credit Agreement, hereby agrees to the extension of the Maturity Date to March 27, 2018 provided that (a) the undersigned Lender receives, on or prior to February 25, 2013, a fee in an amount equal to the product or (i) the higher of (x) 2 basis points and (y) the percentage paid to any other Lender whole Commitment is equal to or less than the Commitment of the undersigned Lender, multiplied by (ii) the amount of the undersigned

Lender's Commitment and (b) on or prior to February 25, 2013 the extension of the Maturity Date referred to above is approved by the requisite percentage of the Lenders as is required pursuant to the Credit Agreement.

THE BANK OF NEW YORK MELLON,

by: /s/ Jeffrey R. Dickson ,
Name: Jeffrey R. Dickson
Title: Managing Director

Copies to:

Aetna Inc.
151 Farmington Avenue, RC6A
Hartford, CT 06156
Attention: General Counsel

JPMorgan Chase Bank, N.A.,
as Administrative Agent under the Credit
Agreement referred to below
Loan and Agency Services Group
1111 Fannin, 10th Floor
Houston, TX 77002
Attention: Sharon Craft

JP Morgan Chase Bank, N.A.
10420 Highland Manor Drive
4th Floor
Tampa, FL 33610
Attention: Stephen Carew